Exhibit 99.1

Trinity Capital Inc. Appoints Michael Testa as Chief Financial Officer

PHOENIX, January 5, 2024 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity,” “Trinity Capital” or the “Company”), a leading provider of diversified financial solutions to growth-stage companies, today announced that, as part of the Company’s long-term succession plan, its Board of Directors has named Michael Testa as Chief Financial Officer (“CFO”), effective immediately. He succeeds David Lund, who will remain on the team as an employee, focusing on strategic growth initiatives for the Company.

Mr. Testa joined Trinity Capital in 2020 as Chief Accounting Officer (“CAO”). Prior to joining Trinity, he served as Vice President and Controller at Oxford Funds, a credit-focused asset manager, and worked within the financial services practice of Ernst & Young LLP, focusing on financial audits of clients in the asset management industry.

“Michael has played an integral part in our success over the past four years in his role as CAO, and we are excited to see his leadership continue to impact Trinity during our next phase of growth,” said Kyle Brown, Chief Executive Officer of Trinity Capital. “On behalf of the entire team at Trinity, I would like to thank David for his leadership as CFO over the last four years, including his important contributions toward the Company’s initial public offering in 2021 and the subsequent enterprise growth he helped drive.”

“I would like to congratulate Michael on his appointment as CFO,” said David Lund, who served as Trinity’s CFO since November 2020 and has had a decorated career as a leader at various companies. “After working closely together over the last several years, it’s clear Michael is the right person to now lead Trinity’s finance and accounting functions.”

“I am honored to be stepping into the role of CFO,” said Michael Testa. “I look forward to partnering with Kyle and the rest of the management team to expand the Trinity platform and work to deliver long-term, accretive value for our shareholders.”

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth-stage companies with institutional equity investors. Trinity's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans, equipment financings and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth-stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Director of Investor Relations
Trinity Capital Inc.

ir@trincapinvestment.com